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                                                                   EXHIBIT 10.70

                                MOVABLE HYPOTHEC

1.       DEFINITION AND INTERPRETATION

         1.1 In the Agreement, the following words shall, unless otherwise provided, have the meanings set out below:

                  1.1.1 "AGREEMENT" the expression "Agreement" shall include this Agreement, as it may hereafter be amended, supplemented, modified, extended, renewed, replaced or restated from time to time;

                  1.1.2 "BORROWER" means, collectively, Verso Technologies, Inc., NACT Telecommunications, Inc. and Telemate.net Software, Inc. and any person resulting from the amalgamation, merger, consolidation, reorganization, continuation or other transformation of any of them;

                  1.1.3 "BUSINESS DAY" means a day on which the Holder is open for business, and shall exclude a Saturday, Sunday or a statutory holiday in the Province of Quebec;

                  1.1.4 "CONTINUING" when used with reference to a Default or an Event of Default means that the Default or Event of Default has occurred and has not been either waived in writing by the Holder or cured within any applicable cure period;

                  1.1.5 "DEFAULT" or "DEFAULT" means any event or circumstance which constitutes an Event of Default or which, with the giving of notice of lapse of time or both would, unless cured or waived, constitute an Event of Default;

                  1.1.6 "EVENT OF DEFAULT" shall have the meaning set forth in Section 7.1 hereof;

                  1.1.7 "EXIM LOAN AGREEMENT" means the Loan and Security Agreement dated February 12, 2003 between the Borrower, as co-borrowers, and the Holder, as lender, as amended, supplemented, modified, extended, renewed, replaced or restated from time to time;

                  1.1.8 "EXIM OBLIGATIONS" means "Obligations" as defined under the Exim Loan Agreement;

                  1.1.9 "GRANTOR" means Clarent Canada Ltd./Clarent Canada Ltee and any person resulting from the amalgamation, merger, consolidation, reorganization, continuation or other transformation thereof;


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                  1.1.10   "GUARANTY" means the Cross-Corporate Continuing
                           Guaranty dated February 12, 2003 executed by the Grantor in favour of the Holder, and all renewals, extensions, replacements, supplements or amendments thereto or substitution thereon or confirmations or restatements thereof;

                  1.1.11   "HOLDER" means Silicon Valley Bank;

                  1.1.12 "HYPOTHECATED PROPERTY" means all property, assets and undertaking of the Grantor charged pursuant to
                           Section 2.1 of this Agreement and shall include all or any part thereof;

                  1.1.13 "INTELLECTUAL PROPERTY COLLATERAL" means all present and future intellectual property (whether registered or unregistered) including without limitation all computer programs, application software, hardware/software maintenance support agreements and all other documents related thereto, licenses of software, copyrights, patents and inventions, trademarks, trade names, business names, trade styles and other business identifiers, industrial designs, integrated circuit topographies, trade secrets and other confidential information and all know-how obtained, developed or used by the Grantor or contemplated at any time for use by the Grantor;

                  1.1.14 "LIEN" shall mean any mortgage, charge, pledge, hypothec, lien (statutory or otherwise), prior claim, priority, legal hypothec, trust, deemed trust, title retention, deposit, right to distrain, landlord's liens, security interest, assignment or other encumbrance of any nature however arising, or any other security agreement, hypothecation or arrangement creating in favour of any creditor a right in respect of any particular property that is prior to the right of any other creditor in respect of such property, and includes the right of a lessor relative to a Capitalized Lease Obligation (as defined in the Loan Agreement), a lease of movable property, or a leasing contract and the right of a vendor under a conditional (instalment) sale agreement;

                  1.1.15 "LOAN AGREEMENT" means collectively the Exim Loan Agreement and the Non-Exim Loan Agreement;

                  1.1.16 "NON-EXIM LOAN AGREEMENT" means the Loan and Security Agreement dated December 14, 2001, between, among others, the Borrower, as co-borrowers, and the Holder, as lender, as amended on July 31, 2002, November 11, 2002, December 13, 2002 and February 12, 2003, as same may be further supplemented, modified, extended, renewed, replaced or restated from time to time;

                  1.1.17 "NON-EXIM OBLIGATIONS" means "Obligations" as defined under the Non-Exim Loan Agreement;


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                  1.1.18   "PERMITTED LIENS" shall have the meaning set forth in
                           the Loan Agreement;

                  1.1.19 "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership or other entity;

                  1.1.20 "PROPERTY" the expression "property" shall include property, titles and rights;

                  1.1.21 "SECURED OBLIGATIONS" means all obligations, present and future, direct or indirect, absolute or contingent, matured or not, whether incurred alone or with any other person: i) of the Borrower towards the Holder under or pursuant to the Exim Loan Agreement (including the Exim Obligations) and the Non-Exim Loan Agreement (including the Non-Exim Obligations), and ii) of the Grantor towards the Holder under or pursuant to the Guaranty and this Agreement, and all interest, commissions, legal and other costs (including legal fees as between a solicitor and its own client), charges and expenses accruing or incurred under or in connection with this Agreement; and

                  1.1.22 "SECURITIES" the expression "Securities" shall include shares in the capital stock of a legal person, bonds, warrants, debentures, bills of exchange, promissory notes, negotiable instruments and other evidences of indebtedness, options or rights in respect of the foregoing, and any other instrument or title generally called or included as a security and the expression "SECURITIES" shall mean any or all Securities;

         1.2 References to a section shall refer to sections in this Agreement and references to dollar amounts herein are, unless expressly otherwise provided, expressed in terms of Canadian Dollars.

         1.3 The headings in the Agreement are included for convenience of reference only, and shall not constitute a part of this Agreement for any other purpose.

         1.4 The words "GRANTOR" and "HOLDER", the personal pronoun "it" or "its" and any verb relating thereto and used therewith shall be read and construed as required by and in accordance with the context in which such words are used. The term "successors" shall include, without limiting its meaning, any corporation resulting from the amalgamation of a corporation with another corporation.

         1.5 If one or more of the provisions contained herein shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.


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         1.6      If the event that any day, on or before which any action is required to be taken hereunder, is not a Business Day, then such action shall be required to be taken on or before the specified time on the first Business Day thereafter.

         1.7 This Agreement shall be construed in accordance with and be governed by the laws of the Province of Quebec and the federal laws of Canada applicable therein. For the purpose of legal proceedings, this Agreement shall be deemed to have been made in the said Province and to be performed therein and the courts of that Province shall have jurisdiction over all disputes which may arise under this Agreement. The Grantor hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of such courts, provided always that nothing herein contained shall prevent the Holder from proceeding at its election against the Grantor in the courts of any other province, country or jurisdiction.

2.       HYPOTHEC

         2.1 For good and valuable consideration, and as continuing and collateral security for the payment and performance when due of all of the Secured Obligations, the Grantor hereby hypothecates in favour of the Holder (and with respect to incorporeal or intangible property, and corporeal movable property located outside of the Province of Quebec, hereby charges, assigns, and mortgages and creates a security interest in favour of the Holder in), the universality of all present and future movable property of the Grantor, both corporeal and incorporeal, now owned or hereafter acquired by the Grantor, including without limitation the following:

                  2.1.1 all present and future machinery and equipment of the Grantor, including tools, implements, furniture, rolling stock, vehicles, spare parts and additions;

                  2.1.2 all present and future property in stock and inventory of the Grantor whether in its possession, in transit or held on its behalf, including, without limitation, all movable property in reserve, raw materials, goods in process, finished products, packaging materials, property held by third parties pursuant to a rental, leasing, franchise, licence or other agreement entered into with or on behalf of the Grantor, property evidenced by bill of lading, animals, wares, as well as any other property held for sale, lease or processing in the manufacture or transformation of property intended for sale, for lease, or for use in providing a service by the Grantor in the ordinary course of operation of its enterprise;

                  2.1.3 all present and future claims of the Grantor of any nature or kind, whatever their cause, whether or not evidenced by any title, and whether or not such title is negotiable, bill of exchange or draft; and whether or not they constitute book debts or trade accounts receivable, including, without limitation, all customer accounts, accounts receivable, rights of


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                           action, demands, judgements, contract rights,
                           options, permits, licenses, consents, approvals, orders, rulings, quotas, subsidies, franchises, immunities, amounts on deposit, proceeds of sale, assignment or lease of any property, rights or titles, any indemnities payable under any contract of insurance whether or not such insurance is on property forming part of the Hypothecated Property and any indemnity or proceeds of expropriation, the whole which are now due or which may become due to the Grantor, together with all judgments and all other rights, benefits, guarantees and securities for the said claims which now or may hereafter exist in favour of the Grantor, and together with all books and accounts, titles, letters, invoices, papers and documents in any way evidencing or relating to all or any of the claims;

                  2.1.4 all present and future Securities, including, without limitation, all other Securities issued or received in substitution, renewal, addition or replacement of Securities, or issued or received on the purchase, redemption, conversion, cancellation or other transformation of Securities or issued or received by way of dividend or otherwise to holders of Securities, and all present and future instruments, bills of lading, warehouse receipts, documents or other evidences of title of the Grantor, and all interests of the Grantor in any partnership;

                  2.1.5 all present and future Intellectual Property Collateral, goodwill, other intangible property, monies, agreements and rights under agreements of the Grantor, as well as all rights in any action pertaining to the protection, in Canada or abroad, of any such Intellectual Property Collateral or rights, and all its present and future undertaking;

                  2.1.6 the proceeds of any sale, assignment, lease or other disposition of the Hypothecated Property any claim resulting from such a sale, assignment, lease or other disposition, as well as any property acquired in replacement thereof;

                  2.1.7 any present and future rights attached to the Hypothecated Property as well as the fruits and revenues thereof; and

                  2.1.8 all present and future titles, documents, records, receipts, invoices, accounts and data of the Grantor evidencing or relating to any of the Hypothecated Property including, without limitation, computer disks, tapes and related electronic data processing media, rights of the Grantor to retrieve the same from third parties, delivery receipts, catalogs, insurance certificates and the like;

(all such present and future property being herein called the "HYPOTHECATED PROPERTY").


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         2.2      The amount for which the hypothec in Section 2.1 is granted is
                  TWENTY-FOUR MILLION Canadian dollars ($24,000,000), with interest from the date hereof at the rate of TWENTY-FIVE PERCENT (25%) per annum.

         2.3 The hypothec which is granted in this Agreement constitutes a pledge of such of the Hypothecated Property which is delivered to or now in possession of the Holder, as well as a pledge of any of the Hypothecated Property which may in the future be delivered to or held by the Holder.

         2.4 The hypothec and security interest hereby created and granted do not and shall not extend to, and the Hypothecated Property shall not include, any contract, agreement, right, franchise, licence, lease or permit (each, a "CONTRACTUAL RIGHT") to which the Grantor is a party or of which the Grantor has the benefit, to the extent that the creation and granting of the hypothec and security interest herein would constitute a breach of the terms of or permit any Person to terminate one or more contractual rights, and the foregoing hypothec and security interest is constituted under the suspensive condition of obtaining the required authorizations or consents. The Grantor shall hold such contractual rights as mandatory of the Holder until such time as the suspensive condition is fulfilled in respect of such contractual right. The Grantor agrees that it shall, upon the request of the Holder and whether before or after a default by the Grantor has occurred and the security herein has become enforceable, use all commercially reasonable efforts to obtain any consent required to permit any material contractual rights to be subjected to the hypothec and security interest hereby created and granted.

3.       REPRESENTATIONS AND WARRANTIES

         The Grantor represents to and agrees with the Holder as follows:

         3.1 The Grantor is and will continue to be a corporation, duly organized, validly existing and in good standing under the laws of Canada. The Grantor is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on the Grantor.

         3.2 The execution, delivery and performance by the Grantor of this Agreement (i) has been duly and validly authorized, (ii) is enforceable against the Grantor in accordance with its terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and
                  (iii) does not violate the Grantor's articles or certificate of incorporation, or the Grantor's by-laws, or any law or any material agreement or instrument which is binding upon the Grantor or its property, and (iv) does not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon the Grantor or its property.


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         3.3      The Grantor is the sole owner of the Hypothecated Property which now exists and all the Hypothecated Property is free and clear of all Liens in favour of any other Person, except for Permitted Liens and the Liens described in Schedule "A" hereto; the Grantor is in possession of all the Hypothecated Property.

         3.4 The Grantor is carrying on an enterprise and its head office is situated at 4105-D Matte Boulevard, Brossard, Quebec, J4Y 2P4 and 4155 D-Matt Boulevard, Brossard, Quebec, JOY-2P4.

         3.5 The Grantor's only places of business are located at its head office.

         3.6      The Grantor uses no business or trade name.

         3.7 None of the Hypothecated Property is incorporated in an immovable property; and none of the Hypothecated Property is permanently physically attached or joined to an immovable property, except for Hypothecated Property which has not lost its individuality and which is used for the operation of the Grantor's enterprise or the pursuit of the Grantor's activities.

         3.8 Grantor is not and will not become a lessee under any immovable (real) property lease pursuant to which the lessor may obtain any rights in any of the Hypothecated Property.

         3.9 The Grantor has complied, and will comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations relating to the Grantor, including, but not limited to, those relating to the Grantor's ownership of property, the conduct and licensing of the Grantor's business, and all environmental matters.

         3.10 There is no claim, suit, litigation, proceeding or investigation pending or (to best of the Grantor's knowledge) threatened by or against or affecting the Grantor in any court or before any governmental agency (or any basis therefor known to the Grantor) which could reasonably be expected to result, either separately or in the aggregate, in any material adverse change in the financial condition or business of the Grantor, or in any material impairment in the ability of the Grantor to carry on its business in substantially the same manner as it is now being conducted.

         3.11 To the fullest extent applicable, any representations and warranties in the Loan Agreement and not covered in this
                  Section 3 shall be deemed to have been made by the Grantor as of the present date and shall apply, mutatis mutandis, to the Grantor and the Hypothecated Property, the whole with all necessary adaptations.

4.       COVENANTS

         The Grantor agrees with the Holder as follows:


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         4.1      The Grantor will give to the Holder a 30 day prior written notice of any change in its name, its head office, its places of business (including any new place of business) or in the contents or accuracy of the representations made in Section 3.

         4.2 The Grantor shall pay when due all duties, levies, taxes, charges and licence and other fees it may owe at any time under any fiscal law as well as those relating to the Hypothecated Property and any claim which may rank prior to or pari passu with the hypothec constituted by this Agreement and shall submit to the Holder, on request, receipts or other evidence establishing such payment.

         4.3 The Grantor shall at all times insure all of its corporeal movable property and carry such other business insurance, with insurers reasonably acceptable to the Holder, in such form and amounts as the Holder may reasonably require, and the Grantor shall provide evidence of such insurance to the Holder, so that the Holder is satisfied that such insurance is, at all times, in full force and effect. Within five (5) days hereof, such insurance policies shall name the Holder as an additional insured and loss payee, and shall contain a lender's or hypothecary creditor loss payee endorsement in form reasonably acceptable to the Holder. Upon receipt of the proceeds of any such insurance, the Holder shall apply such proceeds in reduction of the Secured Obligations as the Holder shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, the Holder shall release to the Grantor insurance proceeds with respect to equipment totalling less than Cdn. $100,000, which shall be utilized by the Grantor for the replacement of the equipment with respect to which the insurance proceeds were paid. The Holder may require reasonable assurance that the insurance proceeds so released will be so used. The Grantor shall promptly deliver to the Holder copies of all reports made to insurance companies. If the Grantor fails to procure or maintain any such insurance, the Holder shall have the right, but not the obligation, to effect such insurance in its name or in the Grantor's name, and any premiums or other expenses paid or incurred by the Holder in so doing shall forthwith be due and payable by the Grantor to the Holder with interest as provided in Section 4.13.

         4.4 The Grantor will maintain the Hypothecated Property in good working condition (ordinary wear and tear excepted), and the Grantor will not use the Hypothecated Property for any unlawful purpose. The Grantor will, as promptly as practical, advise the Holder in writing of any material loss or damage to the Hypothecated Property.

         4.5 The Grantor shall comply with the requirements of laws and regulations applicable to the carrying on of its enterprise and to its ownership, possession and use of the Hypothecated Property, including laws and regulations in respect of the environment.

         4.6 The Grantor will maintain such books and accounting records as a prudent administrator would maintain in relation to its enterprise and to the Hypothecated Property.


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                                       9

         4.7 The Grantor shall defend title to the Hypothecated Property and shall not create or permit to exist any Lien in favour of a third party on or which may affect the Hypothecated Property, other than Permitted Liens. The Grantor shall ensure that the Lien in favour of Royal Bank of Canada described in Schedule "A" shall only secure obligations owing in respect of a letter of credit issued to guarantee the Grantor's obligations under its lease for its head office identified in
                  Section 3.3.

         4.8 Whenever any Hypothecated Property is located upon premises in which any third party has an interest (whether as owner, hypothecary creditor, beneficiary under a deed of trust or otherwise), Grantor shall, whenever requested by the Holder, use its best efforts to cause such third party to execute and deliver to the Holder, in form acceptable to the Holder, such waivers and subordinations as the Holder shall specify, so as to ensure that the Holder's rights in the Hypothecated Property are, and will continue to be, superior to the rights of any such third party. Grantor will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Hypothecated Property now or in the future may be located.

         4.9 Except with the prior written consent of the Holder, the Grantor will not change the use, destination or nature of the Hypothecated Property, nor will the Grantor move the Hypothecated Property to a jurisdiction in which the hypothec and security interest hereby created or any security interest in favour of the Holder has not been registered and perfected; nor will it permit the Hypothecated Property to be incorporated in an immovable property or to be permanently physically attached or joined to an immovable property, unless such Hypothecated Property does not lose its individuality and unless such Hypothecated Property is and will continue to be used for the operation of the Grantor's enterprise or the pursuit of the Grantor's activities.

         4.10 The Grantor will maintain its corporate existence in good standing and will not amalgamate with any other Person, nor will it commence any proceedings with a view to its dissolution or liquidation, nor will it sell or transfer any Hypothecated Property, except for the sale of finished inventory in the ordinary course of Grantor's business, except for the sale of obsolete or unneeded equipment in the ordinary course of business and except for the issuance of non-exclusive licenses and similar arrangements for the use of property of the Grantor, in the ordinary course of business, nor will it sell any inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis, the whole without the prior written consent of the Holder, which consent or denial thereof, will be determined in the Holder's good faith business judgment.

         4.11 The Grantor will furnish to the Holder any information which the Holder may reasonably request in respect of the Grantor's operations or the Hypothecated Property or to verify if the Grantor is in compliance with its covenants and obligations contained in this Agreement.


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                                       10

         4.12 The Grantor will immediately advise the Holder in writing of any fact or occurrence of such nature as may adversely affect the value of the Hypothecated Property or the financial situation of the Grantor or which constitutes, or with the giving of notice or lapse of time or both, would constitute a Default under this Agreement.

         4.13 The Grantor will reimburse the Holder promptly on demand all out-of-pocket fees, costs and expenses, including reasonable legal fees and expenses, incurred by the Holder relating to or in connection with the execution, publication, performance, interpretation, administration, enforcement and realization of or in respect of this Agreement, the exercise of all rights of the Holder and the preservation and protection of its interests under this Agreement and the rendering of the rights of the Holder opposable to all third parties, including, without limitation, any fees, costs and expenses of consultants, professionals, legal counsel or agents retained by the Holder in connection with its rights hereunder, including those for and in respect of any appraisal or valuation of the Hypothecated Property whether in connection with the sale of an enterprise or otherwise. The Grantor will pay interest on all such amounts from the date the Holder demands payment thereof from the Grantor at an annual rate equal to the highest rate of interest prescribed under the Loan agreement including Section 7.2 thereof. All such costs, fees, expenses and charges owing by the Grantor to the Holder, with interest thereon, shall form part of the Secured Obligations.

         4.14 The Grantor will promptly inform the Holder in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against the Grantor involving any single claim of One Hundred and Fifty Thousand Cdn. Dollars (Cdn. $150,000) or more, or involving Three Hundred Thousand CDN. Dollars (Cdn. $300,000) or more in the aggregate.

         4.15 The Grantor will duly perform and comply with all its obligations to the Holder, whether under this Agreement or any other agreement, instrument or other document, including under the Guaranty.

         4.16 To the fullest extent applicable, any covenants in the Loan Agreement and not covered in this Section 4 shall be deemed to have been made by the Grantor as of the present date and shall apply, mutatis mutandis, to the Grantor and the Hypothecated Property, the whole with all necessary adaptations.

5.       CERTAIN RIGHTS OF THE HOLDER

         5.1 At reasonable times, and on three (3) Business Day's notice prior to any Default (and on One (1) Business Day's notice after an Event of Default which is continuing), the Holder, or its agents, shall have the right to inspect the Hypothecated Property, and the right to audit and copy Grantor's books and records.



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                                       11

         5.2 In the event the Grantor fails to observe or perform any of its obligations or undertakings under this Agreement, the Holder may, but shall not be obliged to, perform the same, without waiving any rights to enforce this Agreement, and any fees, costs or expenses incurred in so doing shall be forthwith due and payable by the Grantor to the Holder, with interest as provided in Section 4.13, and shall form part of the Secured Obligations.

         5.3 The Holder may, but shall not be obliged to, cause the Holder, or its nominee, to be registered as holder of Securities, in which case the Holder may exercise all rights in respect of such Securities, including any right to vote, any right of conversion or any right of redemption, and shall be entitled to receive all revenues, dividends and capital distributions (but the Holder shall not be responsible for any loss occasioned by the exercise of any of such rights or by failure to exercise the same within the time prescribed); provided however that until an Event of Default shall have occurred hereunder which is continuing, the Holder hereby grants the Grantor a proxy, revocable at any time, authorizing the Grantor to exercise any voting rights (subject to the prior written consent of the Holder) and other rights attached to such Securities (subject to the prior written consent of the Holder)and to receive such revenues, dividends and capital distributions.

         5.4 The Grantor hereby irrevocably constitutes the Holder or any officer, or representative of the Holder, its agent, with the power of substitution, in order to perform any act and sign any document, including any transfer or endorsement of Securities, necessary or useful to the exercise of the rights conferred on the Holder pursuant to this Agreement.

         5.5 The Holder may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Grantor, debtors of the Grantor, sureties and others and with the Hypothecated Property or other security as the Holder may see fit without prejudice to the liability of the Grantor and the rights of the Holder under this Agreement.

         5.6 The exercise by the Holder of any of its rights shall not prevent it from exercising any other rights it may have arising from this Agreement, the Loan agreement or the Guaranty or by law; the rights of the Holder are cumulative and not alternative. The Holder may waive any provision hereof or any default, however the non-exercise by the Holder of any of its rights or any such waiver shall not constitute a renunciation of the exercise thereafter of such right or a renunciation of any other provision or of any other default. The Holder may exercise the rights arising from this Agreement without having exercised its rights against any other Person liable for the payment of the Secured Obligations, or any of them, and without having realized any other security securing the Secured Obligations.

         5.7 All rights of the Holder under this Agreement shall be assignable and in any action brought by an assignee to enforce such rights, the Grantor shall not assert against the assignee any claim or defence which the Grantor now has or may hereafter have against the Holder.

         5.8 The Holder is only required to exercise reasonable prudence and diligence in the exercise of its rights or the fulfilment of its obligations and, in any event, the Holder is only responsible for its intentional or gross fault. The Grantor shall indemnify the Holder for any losses or expenses incurred by the Holder, or damages claimed against the Holder, for which the Holder is not so responsible.

         5.9 The Holder may delegate to any other Person, or be represented by any other Person in, the exercise of its rights or the fulfilment of its obligations resulting from this Agreement; the Holder may furnish to such Person any information which the Holder may have concerning the Grantor or the Hypothecated Property.

6.       PROVISIONS APPLICABLE TO CLAIMS

         6.1 In addition to the other provisions of this Agreement, the following provisions shall apply in respect of all claims forming part of the Hypothecated Property:

                  6.1.1 The Holder, subject to the terms of the Loan Agreement, the Guaranty and hereof, shall have the right to collect (i) the capital falling due of, and any revenues of, any such claim which is or represents the indemnity payable under any insurance policy in respect of loss or damage to the Hypothecated Property or which is or represents the indemnity payable in respect of any expropriation of the Hypothecated Property and (ii) the capital and revenues of any proceeds of any sale or other disposition of any Hypothecated Property made outside the ordinary course of business of the Grantor;

                  6.1.2 The Holder authorizes the Grantor to collect when due the capital falling due of, and any revenues of, any other claim until the Holder shall have given the Grantor a notice withdrawing such authorization, whereupon the Holder shall immediately have the right to collect all such capital and revenues. This notice of withdrawal may be given and/or registered at any time after an Event of Default shall have occurred which is continuing, and may be given and/or registered from time to time in respect of all or any part or parts of the claims;

                  6.1.3 Upon notice by the Holder to the Grantor, which may be given after an Event of Default shall have occurred which is continuing or before or after the notice of withdrawal referred to in Section 6.1.2, the Holder may require the Grantor to immediately remit to the Holder all or a specified part of capital and revenues of claims received by the Grantor or to deposit the same in one or more designated bank accounts or otherwise to hold, deal with or deliver such capital and revenues, all on such terms and conditions as the Holder may specify in such notice;

                  6.1.4 The Holder shall have no obligation to exercise any rights in respect of any claims nor to enforce or to see to payment of the same, whether by legal action or otherwise. The Holder may give acquittances for any sums it collects and may, but shall not be obligated to, realize any of the claims, grant extensions, grant releases, accept compositions, renounce and generally deal with the claims, and any guarantees or security therefor, and take any action to preserve, protect or secure such claims, at such times and in such manner as it deems advisable in its sole discretion, without notice to or the consent of the Grantor, and without incurring any liability therefor and without any obligation to render any account in respect thereof or in respect of moneys collected, other than to remit to the Grantor any amounts collected over and above the Secured Obligations;

                  6.1.5 Any amounts collected by the Grantor or by the Holder or deposited in a designated bank account shall form part of the Hypothecated Property and be subject to the hypothec and security hereof. The Holder may apply any amounts received by it towards payment of all or part of the Secured Obligations, including any fees, costs or other expenses incurred by the Holder and secured hereunder and may impute and apply such amounts towards payment of any part or parts of the Secured Obligations as the Holder in its sole discretion shall decide, and may change any imputation or application as it sees fit;

                  6.1.6 The Grantor waives any obligation the Holder may have to inform the Grantor of any irregularity in the payment of any sums exigible on any claims or rights;

                  6.1.7 The Grantor shall from time to time on request of the Holder deliver to the Holder, or permit the Holder or its officers, mandataries or agents access to its premises for the purpose of examining and making copies of, all books and accounts, letters, invoices, papers, agreements, negotiable instruments, documents of title, hypothecs and other documents in any way evidencing or relating to all or any of the claims forming part of the Hypothecated Property and shall otherwise assist the Holder and furnish the Holder with all information which may assist the Holder in the collection thereof;

                  6.1.8 The hypothec in Section 2 on claims extends also to any claim under any insurance contract on the other property of the Grantor;

                  6.1.9 The Grantor represents that none of the claims which now exist is itself secured by a hypothec or guaranteed by a third party in favour of the Grantor, and the Grantor undertakes to notify the Holder immediately of any claim, present or future, which hereafter is or becomes secured by a hypothec or guaranteed by a third party in favour of the Grantor and to deliver to the Holder the agreements or other documents now or hereafter constituting or evidencing the same;

                  6.1.10 If any claims arises out of a contract with the federal government of Canada or the government of the Province of Quebec, or any of their departments, agencies or instrumentalities, the Grantor agrees to, at the request of the Holder, execute whatever instruments and documents are required by the Holder in order that such claims shall be assigned to the Holder and the proper notice of such assignment shall be given under any statute relating to the assignment of such claims.

7.       DEFAULTS AND RECOURSES

         7.1 The Grantor will be in default under this Agreement immediately upon the occurrence of any of the following events (each an "EVENT OF DEFAULT"):

                  7.1.1 if any of the Secured Obligations, including any payment pursuant to the Guaranty, is not paid when due; or

                  7.1.2 if an "Event of Default" (as defined in each of the Exim Loan Agreement and the Non-Exim Loan Agreement) has occurred; or

                  7.1.3 if any of the representations made in Section 3 or in any other declaration or certificate by the Grantor delivered to the Holder is untrue or incorrect in a material respect; or

                  7.1.4 if the Grantor does not perform or observe any of its covenants or undertakings contained in this Agreement or any obligation of the Grantor required by law which is not cured or discharged within five (5) Business Days; or

                  7.1.5 the dissolution, termination of existence or insolvency of Grantor; or appointment of a receiver, trustee, sequestrator or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Grantor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or

                  7.1.6 the commencement of any proceeding against Grantor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, including under the Bankruptcy and Insolvency Act (Canada), which is not cured by dismissal thereof within sixty (60) days after the date commenced, or

                  7.1.7 any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or

                  7.1.8 Grantor breaches any material contract or obligation, which has or may reasonably be expected to have a material adverse effect on Grantor's business or financial condition; or

                  7.1.9 revocation or termination of, or limitation or denial of liability upon, the Guaranty or any attempt to do any of the foregoing; or

                  7.1.10 Grantor shall generally not pay its debts as they become due, or Grantor shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or

                  7.1.11 there shall be a material adverse change in Grantor's business or financial condition; or

                  7.1.12 if any creditor of the Grantor commences any action or gives any notice with a view to exercising any rights or remedies on or with respect to the Hypothecated Property, including by way of seizure, prior notice, notice of crystallization, taking possession or otherwise, or if a sequestrator is appointed, which is not cured or dismissed within ten
                           (10) days.

         7.2 Without limiting the Holder's right to demand payment or to exercise any other right it may have under any other agreement or instrument, if an Event of Default shall have occurred and is continuing, the Holder may exercise any and all of the rights and recourses it may have hereunder or by law and it may enforce and realize its hypothec, including the exercise of the hypothecary rights in virtue of the Civil Code of Quebec. The Holder may exercise its hypothecary rights against all or any part of the Hypothecated Property and shall not be bound to exercise the same hypothecary right against all the Hypothecated Property. If the Holder gives the Grantor a prior notice of its intention to exercise a hypothecary right the Grantor shall, and shall cause any other Person in possession of Hypothecated Property to, immediately voluntarily surrender it to the Holder.

         7.3 If an Event of Default shall have occurred, whichever hypothecary right or rights or other recourses the Holder may decide to exercise, the following provisions shall apply:

                  7.3.1 if the Hypothecated Property has been surrendered to the Holder or its or agent or if the Holder or its agent has possession of the Hypothecated Property, neither the Holder nor its agent shall have any obligation to continue to carry on the Grantor's enterprise or the use, operation or exploitation of the Hypothecated Property or to continue the use for which it is ordinarily destined or to exercise the rights pertaining to the Hypothecated Property or to make it productive; and the Grantor agrees that the Holder or its agent may do such acts and things, or refrain from doing such acts and things, as the Holder or its agent, in its sole discretion, deems appropriate for the exercise of its rights and the realization and enforcement of its hypothec and security;

                  7.3.2 in order to protect or to realize the value of the Hypothecated Property, the Holder, at the Grantor's expense, may, but shall not be obliged to:

                           7.3.2.1 continue and complete the processing, manufacture and transformation of the Hypothecated Property or any work in process or unfinished goods comprised in the Hypothecated Property as well as take any other action necessary or useful in order to prepare such property for sale;

                           7.3.2.2 alienate or dispose of any Hypothecated Property which may be obsolete, may perish or is likely to deteriorate rapidly;

                           7.3.2.3 use for its benefit all information obtained in the course of the exercise of its rights;

                           7.3.2.4 perform any obligation or covenant of the Grantor and any right with respect to the Hypothecated Property;

                           7.3.2.5 take physical possession of any and all of the Hypothecated Property and anything found therein, with the right for that purpose to enter without legal process upon any premises where the Hypothecated Property may be found, and to exclude the Grantor, its employees and agents therefrom, and the right to use such premises and to maintain such possession on the Grantor's premises or to remove the Hypothecated Property or any part thereof to such other places as the Holder may desire;

                           7.3.2.6 the Holder may, directly or indirectly, purchase or acquire the Hypothecated Property;

                  7.3.3 the Holder may, in the course of exercising its rights, renounce or waive any right of the Grantor, with or without consideration therefor;

                  7.3.4 the Holder shall not be bound to make an inventory, to take out insurance or to furnish any bond or other security;

                  7.3.5 the Grantor shall, at the request of the Holder, assemble the Hypothecated Property and make same available at any place designated by the Holder which, in its opinion, is reasonably convenient.

         7.4 Where the Holder sells the Hypothecated Property itself, it shall not be required to obtain any prior appraisal or evaluation by a third party.

         7.5 The Holder may choose to sell the Hypothecated Property with legal warranty given by the Grantor or with complete or partial exclusion of such warranty.

         7.6 The Grantor agrees that with respect to any sale by the Holder of any of the Hypothecated Property in the exercise of its rights, it will be commercially reasonable to sell such Hypothecated Property:

                  7.6.1    together or separately;

                  7.6.2 by auction or by call for tenders by advertising such sale or call for tenders once in a local daily newspaper at least seven (7) days prior to such sale or close of call for tenders; and

                  7.6.3 by sale by agreement after receipt by the Holder of at least two (2) offers from prospective purchasers, who may include Persons related to or affiliated with the Grantor or other customers of the Holder.

                  Any such sale may be on such terms as to credit or otherwise and as to upset price or reserve bid or price as the Holder in its sole discretion may deem advantageous, and the Grantor agrees that the price received at any such sale shall constitute a commercial reasonable price.

                  The foregoing shall not preclude the Holder from agreeing to or making any sale in any other manner not prohibited by law nor shall it be interpreted to mean that only a sale made in conformity with the foregoing is commercially reasonable or that only the price received at a sale made in conformity with the foregoing shall constitute a commercially reasonable price.

8.       GENERAL PROVISIONS

         8.1 The hypothec and security interest constituted by this Agreement is in addition to and not in substitution for any other hypothec or security held by the Holder.

         8.2 This hypothec constitutes continuing security which shall continue in effect notwithstanding any payment from time to time in whole or in part of the Secured Obligations and shall subsist until cancelled by the Holder. This hypothec may, by agreement between the Holder and the Grantor from time to time, secure obligations in addition to or in substitution of the Secured Obligations.

         8.3 The mere lapse of the time provided for the Grantor to perform any obligation or the arrival of any term shall automatically put the Grantor in default, without any notice putting the Grantor in default being required except as may be required by applicable law.

         8.4 The rights conferred on the Holder by this Agreement shall inure to the benefit of each successor of the Holder. The Holder shall have the right to assign all or any part of the Secured Obligations to any other Person and this Agreement shall inure to the benefit of any such assignee in respect of all, or such part, of the Secured Obligations which have been so assigned. This Agreement shall bind any successor and permitted assigns of the Grantor.

         8.5 Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

         8.6 The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Grantor and a duly authorized officer of Holder.

         8.7 All notices, demands and other communications to the Grantor may be given to it in accordance with the Guaranty at the address indicated on the signature page hereof.

         8.8      The Grantor hereby:

                  8.8.1 waives the benefit of discussion and the benefit of division and agrees that the Holder shall not be obliged to exhaust its recourses against the Borrower or the Grantor or any other Person or against any other security or securities it may hold before enforcing or realizing on or otherwise dealing with the Hypothecated Property in such manner as the Holder considers desirable;

                  8.8.2 agrees that the Holder may grant time, renewals, extensions, indulgences, releases and discharges to, may take security from and release any security, may abstain from taking security or publishing or perfecting security, make accept compositions from, may otherwise change the terms of the obligations or any security or guarantees therefor and my otherwise deal with the Borrower and any other Persons and any securities as the Holder sees fit, without in any manner affecting or reducing the hypothec hereof; and

                  8.8.3 agrees that all obligations of the Borrower to the Grantor or any of them, if more than one, are hereby postponed to the obligations of the Borrower to the Holder and all moneys received thereon by the Grantor or any of them, if more than one, shall be received on behalf of the Holder and shall be immediately paid over to the Holder.

         8.9 If the Grantor amalgamates with any corporation or corporations, the Secured Obligations and the hypothec and security interest created hereby shall continue and shall extend to the present and future undertaking, property and assets of the amalgamated corporation, as if the amalgamated corporation had executed this Agreement as the Grantor.

         8.10 Subject to any restrictions on transfer contained in the Loan Agreement or the Guaranty, the Secured Obligations shall be paid and this Agreement shall be transferable without regard to any set-off, compensation or counterclaim between the Grantor and any Holder.

         8.11 The Grantor shall sign, acknowledge or deliver all such further instruments and shall do such other things as the Holder may reasonably require to give effect to or to confirm or protect the hypothec hereby constituted, including necessary inscriptions for the registration, renewal, carrying over or conservation of the hypothec and notices to third parties.

         8.12 The Grantor acknowledges receipt of an executed copy of the Loan Agreement.

         8.13 The parties hereby confirm their express wish that this Agreement and all documents, agreements or notices directly or indirectly related hereto be drawn up in the English language. Les parties reconnaissent leur volonte expresse que le present contrat ainsi que tous les documents, conventions ou avis s'y rattachant directement ou indirectement soient rediges en langue anglaise.

SIGNED AT Montreal this twentieth (20th) day of February, 2003

                                          Grantor: CLARENT CANADA LTD./CLARENT
                                                   CANADA LTEE



                                          by: /s/ Juliet M. Reising
                                             ----------------------------------



                                          by: /s/ Steven A. Odom
                                             ----------------------------------

                                          Address of Grantor:

                                          4105-D Matte Boulevard,
                                          Brossard, Quebec, J4Y 2P4

Accepted and agreed, as of the
date above-written

Holder:  SILICON VALLEY BANK



by: /s/ Peter M. Bendoris
   --------------------------------

                                  SCHEDULE "A"

                                 PERMITTED LIENS

1. Leasing Contract in favour of CitiCorp Vendor Finance, Ltd. in respect of a Sharp Photocopier AR-337 registered at the Register of Personal and Movable Real Rights ("MOVABLE REGISTER") on April 27, 2001 under number 01-0137064-0019; and

2. Movable Hypothec without delivery in favour of Royal Bank of Canada in respect of a Guaranteed Investment Certificate in the amount of Cdn. $353,300 (number 00730047632-0002) registered at the Movable Register on December 21, 2001 under number 01-0478381-0007.